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CRYO-CELL INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

Ki Yong Choi

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Cryo - Cell International Inc. (CCEL) Presentation to ISS June 27, 2012 Cathederal Hill Associates & Ki Yong Choi

Business Overview 2 Source: Company Investor Presentation, August 9, 2011

Timeline □ July 2007: David Portnoy’s 6 - person slate defeated at the annual meeting □ March 2008: David Portnoy’s slate again defeated at special shareholder meeting. Ki Yong Choi appointed to the board (independently of Portnoy ) □ March 2011: Michael Cho, Ph.D. appointed to the board. □ Aug 2011: Ki Yong Choi (then director and 18.6% holder) withdrew nominations for six board seats after Company deemed it invalid. Mr. Choi then voted FOR the management slate. Neither Mr. Choi nor Dr. Cho were included on the management slate. □ Aug. 2011: David Portnoy’s five nominees elected to the board. ISS and Glass Lewis supported election of David Portnoy from the dissident slate. □ May 2012: Mr. Choi delivered notice for nomination of board members. 3

Why Change is Needed? □ Cryo Cell needs competent leadership – A qualified CEO with successful experience in life sciences and ideally in the cord blood banking market. □ The Portnoys were appointed CEOs despite no relevant industry experience. There is no evidence that the board conducted a search for a CEO. □ Company’s performance has suffered under the current leadership – revenue declined 7% yoy , and SG&A expense rose 26% yoy during 1Q2012. □ The Company has failed to articulate a credible operating plan/strategy aimed at enhancing shareholder value. □ The board has granted non - performance based equity awards to co - CEOs and approved generous pay packages instead of fulfilling its promise to contain expenses and align CEO comp. with performance metrics. 4

Why Change is Needed? (contd.) □ Shareholders need to act now in order to stop the Company from using all its cash for buy - back purpose, which, by itself, is unlikely to create long - term shareholder value. □ There is significant dilution risk, as the proposed 2012 Equity Incentive Plan, if fully issued, could potentially dilute current stockholder ownership by 22%. 5

Portnoy’s Six - Point “Failed” Agenda 6 Plan Outcome Eliminate all unnecessary costs expended by Cryo - Cell - Increased total CEO compensation by appointing two CEOs. - Board reimbursed Portnoy for costs related to litigation from the 2007 Annual Meeting ( Portnoy lost proxy contest). Reduce executive cash compensation, and closely align overall executive compensation to Cryo - Cell’s performance. - Granted 400,000 time - vested stock options as signing bonus - “Performance awards” provide for an additional 600,000 options based on “targets” that appear easily achievable. These options will be granted at $1.72 per share (Dec. 1, 2011 closing price) instead of the grant date stock price. - Employment agreements provide for excise tax gross - up if employment is terminated in CIC prior to Dec. 1, 2012 . - Each CEO granted options to purchase 100,000 shares of common stock that are time - vested only. Increase revenues by redirecting sales and marketing efforts to hospitals and doctors’ offices - Revenue is down 5% over comparable period during first six months under Portnoy’s tenure (7% yoy in 1Q2012). - Adj. SG&A as % of Revenue has increased significantly. Implement a stock repurchase program and/or a cash dividend payment to return excess cash to shareholders. - Acquired 679,582 shares as of June 6, 2012 as part of the three million share buyback program . Exploring opportunities to expand the Company’s product offering. No plan announced. Become more receptive to input from fellow shareholders, and to work diligently and intelligently to increase the value of all shareholders’ investment in Cryo - Cell. No engagement about business strategy with Ki Yong Choi – largest shareholder and former board member.

Share price is stagnant 7 Source: FactSet . Data as of 6/22/2012 - Despite 679,582 shares repurchase (5.8% of outstanding), the stock price has languished under the new management and board.

Share price supported by buy - backs 8 Source: FactSet . Data as of 6/22/2012 - Privately negotiated share buy - backs helped stop the slide in share price that followed Portnoy’s take over last year.

Trading Volume has collapsed 9 Source: FactSet . Data as of 6/22/2012 - The repurchase program has impacted stock liquidity – potentially raising liquidity risk for both current and new investors.

Revenue is trending down 10 Source: Thomson Reuters database. - Revenue fell approx. 7% yoy during 1Q2012 despite increased SG&A spending.

Operating expenses are increasing…. 11 Source: Thomson Reuters database. Adjusted SG&A for 3Q2011 excludes: $940k for 2011 Annual Meeting expense;$950k former CEOs pay pursuant to termination clause; and $100k options vesting for former CEO - SG&A expense increased 26% yoy in 1Q2012 resulting in the highest expense ratio since 1QFY2009.

Corporate Governance Concerns □ On August 31 , 2011 the Board approved reimbursement of $ 528 , 000 to the Portnoy Group for costs associated with the litigation from the 2007 Annual Meeting and the 2011 Annual Meeting’s proxy contest . Portnoy Group LOST the 2007 proxy contest . – Why did the Board reimburse the Portnoy Group for expenses related to a legal action brought in 2007 , despite the fact that the judge expressly denied Mr . Portnoy’s request for reimbursement of his fees and costs from the Company? □ Instead of recruiting a professional CEO with relevant industry experience, the Board appointed Portnoy brothers as Co - CEOs . Neither of the two CEOs have any related industry or public board experience . – Given its size, why does the Company need two CEOs? – Why didn’t the board conduct a CEO search process? – What process did the board go through in determining that the Portnoys ’ were most qualified for the CEO position? – How does the Portnoys ’ unrelated experience and background help them as CEOs? 12

CEO Compensation Concerns □ The two CEOs have combined base salary of $ 425 , 000 – which exceeds what previous CEO, Mercedes Walton, received in 2010 ( $ 371 , 198 ) . □ The employment agreements signed by the co - CEOs provide EACH with : – Signing bonus of 200 , 000 stock options each . These equity awards are NOT performance based and vest 1 / 3 rd at the time of grant, and the remaining 2 / 3 rd over two years . – 300 , 000 performance based stock options if stretch targets are met and the CEO is still employed by the Company as of Nov . 30 , 2013 . The stock options will be granted at the Dec . 1 , 2011 closing price of $ 1 . 72 instead of then prevailing market price . The performance measures are : diluted revenue per share, EPS and stock price . The co - CEOs can receive an award (option for 100 , 000 shares) if only one of the three performance targets is met . Assuming constant operating performance, the buy - back program, by itself, could help achieve the “per share” performance targets . – An annual cash bonus opportunity based on only two performance measures (diluted revenue per share and stock price) . An award may be granted if only one of the two performance measures is met . Additionally, the third, equally weighed measure is a subjective determination of certain corporate goals . – Incentive compensation under any other bonus plan available to CCEL’s senior executive officers . This gives the CEOs opportunity to participate in more than one annual incentive program . 13

CEO Compensation Concerns (contd.) □ If the CEO is terminated in connection with a change in control (“CIC”) event that occurs before Dec . 1 , 2012 , then the Company will : – reimburse the Executive, on a gross up basis, for any penalty taxes owed on any excess parachute amounts under Section 280 G . – pay the CEO 2 x his base salary instead of the 1 x base salary in the event of involuntary termination or voluntary termination for Good Reason . □ The employment agreements allow the co - CEOs to resign if they are not elected or appointed as a senior executive officer of the Company and receive full severance benefits pursuant to the definition of a CIC event . The current solicitation by Mr . Ki Yong Choi would be deemed as a CIC event as defined in the employment agreements . The employment agreements define CIC event to occur if the Nomination Solicitation Notice is determined to have been filed in a timely manner and in compliance with the Company's Bylaws . 14

CEO Compensation Concerns (contd.) □ David Portnoy will be reimbursed for all business expenses, including reasonable commuting expenses between his home in Miami, Florida to the Company’s headquarters in Tampa, Florida, including lodging and rental car expenses for when he is working in the Company’s offices in Tampa . Additionally, while the principal place of employment shall be at the Company’s headquarters, David Portnoy may elect at his discretion to work from his residence in Miami, Florida . The Company shall pay reasonable legal and financial consulting fees and costs incurred in negotiating the agreements and shall pay up to $ 75 , 000 in legal fees related to any dispute or question of interpretation regarding the agreements . 15

2012 Equity Incentive Plan Concerns □ The Board granted all of the 1 , 500 , 000 shares included in the 2012 Equity Incentive Plan within in six months, and then added 1 , 000 , 000 more shares to the Plan, which now totals 2 , 500 , 000 shares . □ The 2012 Equity Incentive Plan (“Plan”) can result in more than 22 % dilution stockholder base, if fully issued . □ In the company’s SEC filing, the Board stated the third criteria for performance bonus “consists of subjective performance, as determined in the sole discretion of the Committee after consultation with the Executive . ” □ The Plan includes the same definition of CIC – pursuant to which, the current nomination by Mr . Choi is deemed as a CIC event . 16

Unqualified Portnoy Nominees 17 Nominee Related Industry/Other Experience Relevant Education Public Company Experience Independent David Portnoy (CEO) None (Financial Services) None None No Mark Portnoy (CEO) None (Financial Services) None None No Jonathan Wheeler, M.D Limited (Gynecology and Obstetrics) Yes None Yes George Gaines None (Financial Services) None None Yes Harold Berger None (Financial Services & Accounting) None None No. Provides accounting services to Mark Portnoy Anthony Atala , M.D Yes Yes None Yes

Our Plan □ Successfully recruit an experienced life sciences CEO. □ Develop and approve a long overdue comprehensive business plan that addresses the short and long term issues and opportunities for Cryo Cell. □ Stabilize the company and shore up capital by performing thorough review of basic management practices and effectiveness. □ Increase market penetration through direct sales, identification of internal growth opportunities and possible tuck - in acquisitions. □ Utilize R&D to ensure Cryo Cell is taking advantage of new information and technology. □ Improve shareholder communications by providing regular updates on the operating plan. 18

Our Plan (contd.) □ Align executive compensation with performance metrics. Stop granting equity awards that do not have any performance criteria. □ Ensure all equity awards comply with ISS’s compensation guidelines. 19

CCEL Assertions 20 Claims Rebuttal Mr. Choi and Dr. Cho were “voted out by shareholders in August 2011” - Neither Mr. Choi nor Dr. Cho were on a Board slate for election at the 2011 meeting. Failure to disclose termination of Cryo - Cell de Mexico agreement - It is the responsibility of management to disclose this type of information. Companies generally disclose such information in earnings releases and filings. - As Board members Mr. Choi and Dr. Cho were held to their confidentiality agreements and not allowed to disclose such “non - public and material” information. Voted to approve a wire transfer of $2.5 million into a trust for the then - current Board Chairman. - This money was set aside for potential severance payment to the prior CEO based on last year’s proxy contest. - The Company includes these funds as restricted cash on its balance sheet (1Q2012 10 - Q filing). Approved amending the terms of Board members’ stock options for personal enrichment - The intent was to create the opportunity for all board members to own shares in exchange for service on the board. - This is common practice and was aimed at aligning Board’s interest with all shareholders.

CCEL Assertions (contd.) 21 Claims Rebuttal Submitted bylaw proposal enabling 15% shareholder to remove directors without cause - The suggested bylaw proposal was aimed at enhancing shareholder rights. - Current bylaws require a request of 66 2/3% of the stockholders to call a special meeting. As to the suggested change to the bylaws, the proposal would have reduced that requirement to 15%. - Stockholders currently have no right to remove the board members other than for cause. Also stockholders may only nominate directors at annual meetings. Approved expenditures in excess of $1 million for SAP software system - Buying an ERP system to help manage the company’s business is a standard practice and is typically a management decision. Company's previous marketing effort suffered from continual management turnover and constant strategy changes - Mr. Choi recognized these problems, and with a minority position on the Board could not effect change, and therefore decided to nominate his slate in 2011.

Our Nominees □ Ki Yong Choi – Served as a director of the Company from March 2008 to August 2011 . Mr . Choi currently serves as President of Cathedral Hill Associates, Inc . , a company he founded in 1992 , which owns and operates full service hotels in the metropolitan areas of Seattle, Los Angeles and Dallas . As a business owner and as an investor, Mr . Choi has a clear understanding of business planning and operations, extensive experience in business management, and business development . – Mr . Choi brings to the Board a broad spectrum of business know - how and strategic planning experience . As the single biggest stockholder of the Company, his primary objective is to ensure that the Company realizes its maximum potential and brings the greatest possible value to all of its stockholders . □ Gary Weinhouse . J . D . , MBA – Mr . Weinhouse has extensive related industry experience having served as the Chief Executive Officer of California Cryobank , Inc . , one of the largest reproductive tissue banks in the world, and Family Cord, an umbilical cord blood processing and storage company . At California Cryobank and Family Cord, he lead expansion of operations into Mexico, Panama, Venezuela, Ecuador, Guatemala, Costa Rica, Peru, Chile, Argentina, Brazil and Denmark, as well as build - out of a joint venture cord blood laboratory in Panama . 22

Our Nominees (contd.) □ Gary Weinhouse (contd . ) – He has also served as interim Chief Operating Officer/Chief Financial Officer/Executive Vice President, Legal Affairs for Al & Ed’s Autosound , as Chief Operating Officer/Chief Financial Officer and Secretary of eteamz . com, and as Director of Operations and in house Counsel for Myo Diagnostics, Inc . (MPR Health Systems) . – Since June 2010 , Mr . Weinhouse has served as President of Autism Spectrum Therapies (AST), a private, for profit company which offers a wide range of programs for individuals with autism . AST has over 600 employees, 9 offices and multi - state operations . – Mr . Weinhouse graduated with high honors, Phi Beta Kappa and Magna Cum Laude, from the University of California, Los Angeles (College Honors Graduate) with a Bachelor of Arts degree in political science . He holds a Master of Business Administration (MBA) from the Anderson School of Business at UCLA, a Juris Doctorate (JD) degree from Loyola Law School, and a Financial Consulting (PFP) professional designation from UCLA . – Mr . Weinhouse brings to the Board a broad spectrum of business know - how and significant experience in the processing and storage of cord blood . 23

Our Nominees (contd.) □ Michael W . Cho, Ph . D . – From 2009 to 2011 Dr . Cho was Associate Director and from 2011 through the present he is the Co - Director of the Center for Advanced Host Defenses, Immunobiotics and Translational Comparative Medicine for Iowa State University . Dr . Cho earned his Ph . D . at the University of Utah in Cellular, Viral and Molecular Biology with an emphasis on molecular virology of picornaviruses . He expanded his expertise in virology during postdoctoral training at the National Institutes of Health, where he began working on characterizing structure - function of the envelope glycoprotein of human immunodeficiency virus type I (HIV - 1 ), the virus that causes AIDS . He was also member of the Cell and Gene Therapy Facility Quality Assurance Oversight Board, CWRU Center for Stem Cell and Regenerative Medicine from 2004 - 2009 . – Prior to joining Iowa State University, from 2001 to 2009 , Dr . Cho was an assistant professor, and then an associate professor, in the Case Western Reserve University School of Medicine, Department of Medicine . – As a result of his medical background and research experience, Dr . Cho brings to the Board a broad spectrum of scientific knowledge and research and development experience in the biomedical field . – From March 2010 through August 2011 , Dr . Cho was a director of Cryo - Cell International, Inc . 24

Our Nominees (contd.) □ Warren Hoeffler , Ph . D . – Warren Hoeffler , Ph . D . has served as President and Chief Executive Officer of Xgene Corporation since he founded the company in July 1998 . The company focuses on technology to assemble primary cell cultures into larger tissue and organ components, and the storage of cell assemblies using their unique cryotronic freezing method . With its technology established, Xgene seeks licensing opportunities . The company’s operations were transferred to a company - sponsored laboratory at Dominican University in San Rafael California, where Dr . Hoeffler also teaches as an adjunct faculty member . – Dr . Hoeffler previously joined Stanford University Medical School in the Dermatology Department in 1992 and served as assistant professor from 1995 until 1998 . From 1988 to 1992 he trained as a postdoctoral fellow in the laboratory of Dr . Arthur D . Levinson at Genentech, Inc . , currently a division of Hoffmann - La Roche . – Dr . Hoeffler holds a Ph . D . from Washington University and an A . B . from Columbia University . He holds U . S . and European patents on technology to assemble organs from primary cell cultures, and U . S . and Japanese patents on gene expression, with other patents pending . – Dr . Hoeffler brings to the Board extensive experience in business, medicine, and biotechnology . 25

Our Nominees (contd.) □ Michael D . Coffee – Mr . Coffee is presently the Chief Business Officer for MediciNova , Inc . , (NASDAQ : MNOV) - a position he has held since June 2010 . From May 2009 to February 2010 , he was Senior Vice President, Sales and Marketing, for Adamas Pharmaceuticals, Inc . From February 2005 to May 2009 , Mr . Coffee was Chief Business Officer of Avigen , Inc . , which was acquired by MediciNova in December 2009 . – Prior to joining Avigen , Mr . Coffee co - founded The Alekta Group, LLC, a consulting firm, in 2004 to provide a comprehensive range of pharmaceutical development consulting services to emerging pharmaceutical companies . From 2001 to 2004 Mr . Coffee served as President and Chief Operating Officer of Amarin Pharmaceuticals, Inc . , the U . S . drug development and marketing subsidiary of Amarin Corporation PLC . Mr . Coffee also served as President and Chief Operating Officer of Elan Pharmaceuticals, North America from 1998 to 2001 and held marketing and executive management positions, including President and Chief Operating Officer, of Athena Neurosciences, Inc . between 1991 and 1998 . – Mr . Coffee received a B . S . degree in biology from Siena College and a Tuck Executive Program degree from Amos Tuck School of Business . – Mr . Coffee brings to the Board experience relating to managing life sciences businesses and developing businesses in the life sciences field . 26

Our Nominees (contd.) □ Ajay Badlani , CFA – Mr . Badlani has more than 20 years of overall experience with 8 years in the wealth management industry . From September 2003 to December 2010 , Mr . Badlani spent more than 7 years at The Citigroup Private Bank in New York where he managed the U . S . investment analytical group, which provided asset allocation and portfolio construction solutions to ultra - high net worth clients . During his tenure with Citibank, Mr . Badlani worked in all aspects of risk mitigation of multi - asset class portfolios and maintained client relationships with many of the bank’s ultra - high net worth clients . – Prior to joining Citibank, Mr . Badlani was Vice - President of the Investment Advisory Group for Diversified Investment Advisors, a subsidiary of the global insurance company, AEGON . Mr . Badlani is a Chartered Financial Analyst (CFA) and a member of the Association for Investment Management and Research . Mr . Badlani earned an MBA from the Johnson School of Management at Cornell University, a Master’s of Science in Chemical Engineering from the University of California at San Diego, and a Bachelor of Engineering in Chemical Engineering from the University of Roorkee in Roorkee , India . – Mr . Badlani brings to the Board extensive experience in finance, investment, and capital raising . Mr . Badlani also has the qualifications to become member of the Company’s Audit Committee and the Audit Committee’s financial expert . 27

Conclusion □ Cryo Cell needs competent leadership – someone with successful experience in life sciences and ideally in the cord blood banking market. Neither co - CEOs have related industry or public board experience. □ Despite almost a year on the job, the co - CEOs and the Board have failed to articulate a credible operating plan/strategy to enhance shareholder value. Additionally, they have yet to fulfill on many of their promises from last year. □ Company’s operating performance has deteriorated under the current leadership and despite significant share buyback, the stock price has languished since last year. Additionally, the buyback program has reduced stock liquidity, resulting in greater liquidity risk for investors. □ The board has granted non - performance based equity awards to co - CEOs and approved generous pay packages. The employment agreements provide for what may be deemed as “liberal” definition of CIC event. For instance, the current solicitation would constitute a CIC event. 28

Conclusion (contd.) □ Shareholders need to act now in order to stop the Company from using all its cash for buy - back purpose, which, by itself, is unlikely to create long - term shareholder value. Moreover, there is significant dilution risk, as the proposed 2012 Equity Incentive Plan, if fully issued, could potentially dilute current stockholder ownership by 22%. □ Our independent nominees have the right combination of experience and qualification to create shareholder value. As the largest shareholder, Mr. Choi’s interest is aligned with ALL other shareholders. □ VOTE on the GOLD proxy card. 29